As filed with the Securities and Exchange Commission on October 25, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEMA4 HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-1966622
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
333 Ludlow Street, North Tower, 8th Floor
Stamford, Connecticut 06902
(Address of Principal Executive Offices) (Zip Code)
SEMA4 HOLDINGS CORP. EARN-OUT RSU AWARDS
(Full Title of the Plans)

Eric Schadt
Chief Executive Officer
333 Ludlow Street, North Tower, 8th Floor
Stamford, Connecticut 06902
(Name and Address of Agent For Service)
(800) 298-6470
(Telephone Number, including area code, of agent for service)

Copies to:
Ethan Skerry Per B. Chilstrom Fenwick & West LLP 902 Broadway New York, New York 10010 (212) 430-2600	Daniel Clark General Counsel Sema4 Holdings Corp. 333 Ludlow Street, North Tower, 8th Floor Stamford, Connecticut 06902 (800) 298-6470
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share, issuable upon vesting of Earn-Out RSUs	841,844(2)	$7.57(3)	$6,372,760(3)	$591
(1)    Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the Earn-Out RSUs (as defined below) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Sema4 Holdings Corp. (formerly, CM Life Sciences, Inc.), a Delaware corporation (the “Registrant”).
(2)    Represents shares of Class A Common Stock (the “Earn-Out RSU Shares”) issuable upon the vesting of certain RSU awards (the “Earn-Out RSUs”) that are expected to be granted to certain former equity award holders of Sema4 (as defined below) and certain employees of the Registrant pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 9, 2021 (as amended, the “Merger Agreement”), by and among CM Life Sciences, Inc., S-IV Sub, Inc. and Mount Sinai Genomics, Inc. d/b/a Sema4 (“Sema4”).
(3)    Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $7.57 per share represents the average high and low sales prices of the Class A Common Stock as quoted on the Nasdaq Global Select Market on October 18, 2021.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
Sema4 Holdings Corp. (formerly, CM Life Sciences, Inc.), a Delaware corporation (the “Registrant”), initially registered pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2021 (Registration No. 333-259815) (including the Reoffer Prospectus contained therein, the “Prior Registration Statement”) 1,847,920 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), issuable upon the vesting of certain RSU awards (the “Earn-Out RSUs”) expected to be granted to certain former equity award holders of Sema4 (as defined below) and certain employees of the Registrant pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 9, 2021 (as amended, the “Merger Agreement”), by and among CM Life Sciences, Inc., S-IV Sub, Inc. and Mount Sinai Genomics, Inc. d/b/a Sema4 (“Sema4”).
Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the SEC to register an additional 841,844 shares of Class A Common Stock (the “Earn-Out RSU Shares”) issuable upon the vesting of certain additional RSU awards (the “Earn-Out RSUs”) that are expected to be granted to certain former equity award holders of Sema4 and certain employees of the Registrant pursuant to the terms of the Merger Agreement. This Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm for CM Life Sciences, Inc.					X

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Sema4 Holdings Corp.					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 25th day of October, 2021.

SEMA4 HOLDINGS CORP.

By:	/s/ Eric Schadt
Eric Schadt
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric Schadt, Daniel Clark and Joshua Ruch, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Schadt	Chief Executive Officer and Director	October 25, 2021
Eric Schadt	(Principal Executive Officer)

/s/ Isaac Ro	Chief Financial Officer	October 25, 2021
Isaac Ro	(Principal Financial Officer)

/s/ Shawn Assad	Chief Accounting Officer	October 25, 2021
Shawn Assad	(Principal Accounting Officer)

/s/ Joshua Ruch	Chairman and Director	October 25, 2021
Joshua Ruch

/s/ Dennis Charney	Director	October 25, 2021
Dennis Charney

/s/ Eli D. Casdin	Director	October 25, 2021
Eli D. Casdin

/s/ Emily Leproust	Director	October 25, 2021
Emily Leproust

/s/ Jason Ryan	Director	October 25, 2021
Jason Ryan

/s/ Michael Pellini	Director	October 25, 2021
Michael Pellini

/s/ Nat Turner	Director	October 25, 2021
Nat Turner

/s/ Rachel Sherman	Director	October 25, 2021
Rachel Sherman